Exhibit 4.4
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of August, 2010, by and among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), and Steven Madden, Ltd., a Delaware corporation (the “Securityholder”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Debenture and Stock Purchase Agreement dated as of August 26, 2010 (the “Purchase Agreement”), by and between the Securityholder and the Company, the Securityholder has purchased 1,844,860 shares of common stock of the Company, par value $0.0001 per share (the “Shares”).
     WHEREAS, as a condition to closing the transactions contemplated by the Purchase Agreement, the parties agreed to execute and deliver this Agreement setting forth certain rights of the Securityholder with respect to registration under the Securities Act of 1933, as amended, of the Shares issued to the Securityholder.
     NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:
     1. Certain Definitions. For purposes of this Agreement the following terms shall have the following meanings:
          (a) “Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission issued under the Act.
          (b) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.
          (c) “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York and Missouri are authorized or required by law or other governmental action to close.
          (d) “Commission” means the U.S. Securities and Exchange Commission, or any other Federal agency then administering the Act.
          (e) “Common Stock” shall mean shares of the Company’s Common Stock, $0.0001 par value per share.

          (f) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute, and the rules and regulations of the Commission issued under the Exchange Act.
          (g) “Free Writing Prospectus” shall have the meaning ascribed to such term in Rule 405 under the Act.
          (h) “Holder” means (a) the Securityholder, and (b) any other person holding Registrable Securities to whom the registration rights set forth in this Agreement have been transferred pursuant to Section 8.
          (i) “Participating Holder” means any Holder of any Registrable Securities included in a registration.
          (j) “Person” means any individual, corporation, partnership, limited liability company, trust or any other incorporated or unincorporated entity or organization of any kind.
          (k) “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and all other amendments and supplements to the prospectus.
          (l) “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act and the declaration or ordering of effectiveness of such Registration Statement.
          (m) “Registrable Securities” means the Shares (and any stock or securities issued with respect to such Shares by reason of a stock dividend, stock split, combination of shares, recapitalization, reclassification, merger, consolidation, corporate reorganization or otherwise); provided, however, that Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to a Registration Statement or Section 4(1) of the Act or Rule 144 (or any combination thereof).
          (n) “Registration Commencement Date” means the earlier of (i) May 1, 2012, and (ii) the date of the end of employment of Peter A. Edison as the Chief Executive Officer of the Company.
          (o) “Registration Expenses” shall mean all reasonable and customary expenses of the Company incident to performance of or compliance with this Agreement, including, without limitation: (i) all Commission, stock exchange or Financial Industry Regulatory Authority registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum); (ii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges or automated quotation system; and (v) the fees and disbursements of counsel for the Company, the independent public accountants of the Company and one counsel for the Holders of the Registrable Securities included in such registration. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer and income taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders.
          (p) “Registration Statement” means any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Act, including any Prospectus, and all amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.
          (q) “Rule 144” means Rule 144 under the Act (or any successor rule that may be adopted by the Commission ).
          (r) “Rule 145” means Rule 145 under the Act (or any successor rule that may be adopted by the Commission ).
          (s) “Rule 415” means Rule 415 under the Act (or any successor rule that may be adopted by the Commission ).
          (t) “Rule 424” means Rule 424 under the Act (or any successor rule that may be adopted by the Commission ).
          (u) “Shelf Registration” means a “shelf” registration statement on an appropriate form pursuant to Rule 415.
          (v) “Underwritten Offering” means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Act.
     2. Demand Registrations.
          (a) Requests for Registration. At any time on or after the Registration Commencement Date, until the tenth anniversary of the Registration Commencement Date, as set forth in this Section 2, the Holders of a majority of the Registrable Securities may in writing request registration under the Act of all or part of their Registrable Securities. Each request for registration shall state that it is being made pursuant to this Section 2 and shall specify the number of Registrable Securities requested to be registered. Within ten days after such notice has been given, the Company shall give written notice to all other Holders, if any, of such requested registration. Each such Holder shall have the right, by giving written notice to the Company within 30 days after the Company gives its notice, to elect to have included in such registration such of its Registrable Securities as such Holder may request in such notice of election. Upon a request for a Demand Registration, the Company shall use its reasonable best efforts to effect as expeditiously as possible the registration, in accordance with Section 4, of all Registrable Securities which the Company has been requested to so register; provided that the Company shall within ninety (90) days of such request file with the Commission a Registration Statement covering all securities to be included therein, unless the Company is otherwise permitted hereunder to delay such filing. Each registration requested pursuant to this Section 2 is referred to herein as a “Demand Registration.” If the Company notifies the Holders in writing, prior to a request for a Demand Registration from the Holders, of the Company’s intent to register securities with the Commission, and the Company effects a registration in accordance with Section 3, the Holders’ request shall be governed by Section 3 and shall not constitute a Demand Registration. The parties hereto acknowledge that the Company is a party to other registration rights agreements and similar agreements, and that the Company shall be entitled to register under a Registration Statement any other securities required to be registered pursuant to any other such agreements, including pursuant to “piggy-back” rights granted prior to the date hereof.
          (b) Limitations on Demand Registrations.
(A) The Company shall be required to effect an unlimited number of Demand Registrations; provided, however, the maximum number of Demand Registrations that the Company shall be required to effect during any period(s) when the Company is not then eligible to utilize Form S-3, or any successor form, to register the Registrable Securities shall be limited to two;
(B) If the Board of Directors of the Company, acting in good faith, determines that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand Registration would (A) materially and adversely interfere with any previously announced business combination transaction involving the Company, or (B) result in the premature disclosure of any material pending financing, acquisition, corporate reorganization or any other corporate development or other events involving the Company or any of its subsidiaries that the Company has a bona fide business purpose for preserving as confidential; then, in either such event, the Company shall promptly give the Holders written notice of such determination. The Company shall thereupon have the right to delay the filing or the effectiveness (but not the preparation) of the Registration Statement for the Demand Registration for a reasonable period of time, but in no event more than 90 days after the date that the request for a Demand Registration was made; provided, however, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period, other than pursuant to a Registration Statement on Form S-8; and provided further that in the event of such delay, the Holders of a majority of the Registrable Securities to be included in such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration, and responsibility for Registration Expenses incurred by the parties prior to such delay shall be allocated in accordance with Section 2(e). The Company may not exercise this right to delay a Demand Registration more than once during any period of twelve consecutive months.
          (c) Underwriting Requirements. In connection with any Demand Registration involving an Underwritten Offering, the Company shall (together with all Holders proposing to distribute their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized national or regional standing selected for such Underwritten Offering by the Holders of a majority of the Registrable Securities proposed to be sold pursuant to such Demand Registration and reasonably acceptable to the Company. If a Demand Registration is an Underwritten Offering and the representative of the underwriters advises the Holders in writing that marketing or other customary factors, including, but not limited to, the price at which such securities will be sold, require a limitation of the number of Registrable Securities to be included in the registration and Underwritten Offering, then, the number of shares of Common Stock that may be included in an Underwritten Offering shall be allocated among all Holders and all other participants in such Registration Statement in proportion, as nearly as practicable, to the respective amounts of securities requested to be included in the registration by such Holders and participants; provided that in no event shall the Registerable Securities of the Securityholder included in such Registration Statement be less than 50% of the Registrable Securities requested to be included therein. Also, in the event that the underwriter requires a limitation of 10% or more in the number of Registrable Securities to be included in the registration and Underwritten Offering in an offering that would otherwise be pursuant to a Demand Registration, such registration of shares shall not constitute a Demand Registration.
          (d) Expenses of Demand Registration. Except as provided in Section 2(e), all Registration Expenses incurred in connection with a Demand Registration shall be borne by the Company. Underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders, all shall be borne by the Holders. The cost of preparing all documents incorporated by reference or otherwise required to be prepared in the ordinary course of the Company’s business shall be borne by the Company. Expenses to be borne by the Holders shall be allocated to each Holder in the same proportion as the amount of Registrable Securities owned by such Holder which are included in the Demand Registration bears to the amount of Registrable Securities owned by all Holders which are included in the Demand Registration.
          (e) Withdrawal of Demand Registration. Holders of a majority of the Registrable Securities proposed to be registered in a given Demand Registration may elect to withdraw such Demand Registration at any time prior to registration by giving written notice thereof to the Company. Any Demand Registration so withdrawn shall not constitute a Demand

Registration hereunder. The Registration Expenses incurred in any withdrawn Demand Registration shall be borne solely by the Holders, unless (i) the Holders agree to forfeit their right to a Demand Registration, in which case all such Registration Expenses shall be borne by the Company, (ii) the Demand Registration was withdrawn as a result of the election of the Company to delay the registration in accordance with Section 2(b)(B), in which case all such Registration Expenses shall be borne by the Company and, in addition, the Company shall pay all of the reasonable fees and disbursements of counsel to the Holders incurred prior to such delay, or (iii) the Company continues to pursue such registration with respect to securities to be sold for the Company’s own account or the account of others, in which case all such Registration Expenses shall be borne by the Company.
     3. Piggyback Registrations.
          (a) Company Obligations. If the Company proposes to register any of its Common Stock under the Act and the registration form to be used can be used to register the resale of the Common Stock (other than a Registration Statement: (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145; or (C) on Form S-3 or any successor form with respect to securities registered in connection with dividend reinvestment plans or similar plans only), the Company shall each such time promptly give the Holders written notice of such determination to effect such a registration not later than 30 days prior to the anticipated date of initial filing with the Commission of the Registration Statement. Upon the written request of any of the Holders given within 20 days after the date that the Company gives its notice, as part of the registration to which such notice relates, the Company shall use its reasonable best efforts to effect as expeditiously as possible the registration of all Registrable Securities that the Holders have requested to be registered. The Company’s obligations under this Section 3(a) shall commence on the Registration Commencement Date and shall terminate on the tenth anniversary of the Registration Commencement Date.
          (b) Underwritten Offerings. If the registration of which the Company gives notice is for an Underwritten Offering, then the Company shall so advise the Holders as a part of such written notice. In such event, the right of the Holders to registration pursuant to this Section shall be conditioned upon the Holders’ agreeing to participate in such Underwritten Offering upon the terms and condition as shall be negotiated by the Company, and the inclusion of the Registrable Securities in the Underwritten Offering to the extent provided herein. The Holders proposing to distribute securities through such Underwritten Offering shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering by the Company. Notwithstanding any other provisions of this Section, if the underwriter determines in writing, in its sole and absolute discretion, that marketing or other customary factors, including the price at which such securities will be sold, require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and Underwritten Offering in accordance with the provisions of this Section. The Company shall so advise the Holders distributing securities through such Underwritten Offering, and the number of Registrable

Securities that may be included in the registration and Underwritten Offering on behalf of the Holders shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders requested to be included in the registration; provided that in no event shall the Registerable Securities of the Securityholder to be included in such Registration Statement be less than 50% of the Registrable Securities requested to be included therein. If the Holders disapprove of the terms of any such Underwritten Offering, then the Holders may elect to withdraw therefrom by giving written notice to the Company and the underwriter. Any securities so excluded or withdrawn from such Underwritten Offering shall be withdrawn from such registration.
          (c) Expenses of Piggyback Registrations. In the case of any registration effected pursuant to this Section 3, all Registration Expenses incurred in connection therewith shall be borne by the Company, except that Underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders, all shall be borne by the Holders. The cost of preparing all documents incorporated by reference or otherwise required to be prepared in the ordinary course of the Company’s business shall be borne by the Company. Expenses to be borne by the Holders shall be allocated to each Holder in the same proportion which the Registrable Securities owned by such Holder which are included in the registration bears to the Registrable Securities owned by all Holders which are included in the registration.
     4. Registration Procedures. If and whenever the Company shall be required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Act as provided in this Agreement, the Company shall as expeditiously as reasonably possible:
          (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the methods of distribution thereof intended by the Holders participating in such registration, and use its reasonable best efforts to cause such Registration Statement to become and remain effective;
          (b) prepare and file with the Commission amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Act for a Shelf Registration (if available) if requested by the Holders of a majority of the Registrable Securities to be included in such registration, or otherwise necessary to keep such Registration Statement effective to permit the methods of distribution intended by the Holders participating in such registration for at least 90 days and cause the Prospectus as so supplemented to be filed pursuant to Rule 424, and to otherwise comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement in the manner reasonably requested by the Holders of a majority of the Registrable Securities to be included in such registration until the earlier of (x)

such time as all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition, and (y) the expiration of nine months after the effective date of such Registration Statement (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Participating Holders, the managing underwriter, if any, and their respective counsel for review and comment, copies of all documents proposed to be filed;
          (c) furnish to the Participating Holders and to any underwriter in connection with an Underwritten Offering such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any preliminary Prospectus, Prospectus or Prospectus supplement and such other documents as the Participating Holders or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Participating Holders or underwriters (the Company hereby consenting to the use (subject to the limitations set forth in Section 4(h) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);
          (d) use its reasonable best efforts to register or qualify the sale of such Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as the Participating Holders shall reasonably request, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4(d), it would not be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;
          (e) enter into an underwriting agreement in customary form as reasonably requested by Holders;
          (f) cause the Company’s counsel and independent accountants to deliver to the underwriters opinions and comfort letters in customary form as required by any underwriting agreement entered into by the Holders and the Company;
          (g) participate in “road shows” and similar presentations as reasonably requested by the underwriters;
          (h) notify the Participating Holders, at any time when a Prospectus relating thereto is required to be delivered under the Act within the appropriate period mentioned in Section 4(b) hereof, of the Company’s becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any Participating Holder, prepare and furnish to such Participating Holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          (i) notify the Participating Holders as soon as reasonably possible:
(A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(B) of any request by the Commission or any other Federal or state governmental authority for additional information;
(C) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus;
(D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes; and
(E) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose.
          (j) use its reasonable best efforts to cause all such Registrable Securities to be listed or quoted on a national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed or quoted, if such Registrable Securities are not already so listed or quoted;
          (k) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use all commercially reasonable efforts promptly to obtain its withdrawal.
     5. Obligations of Holders.
          (a) Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration

(including registration under “blue sky” laws) of such Registrable Securities and shall execute such documents in connection with such registration as the Company may be reasonably required to effect such registration. At least seven (7) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement. Each Holder shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement. If a Holder fails to fulfill its obligations under the preceding sentence, the Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement.
          (b) Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
          (c) Each Holder shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(h) or 4(i)(C)-4(i)(E) hereof or the commencement of any Black-Out Period (as defined herein), forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until otherwise notified by the Company or until the Holders shall have received copies of the supplemented or amended Prospectus contemplated by Section 4(h) or 4(i)(C)-4(i)(E) hereof, and, if reasonably so directed by the Company, the Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Holders’ possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Holder acknowledges and agrees that it will comply with any prospectus delivery requirements of the Act as applicable to it in connection with sales of Registrable Securities.
     6. Lock-Up Period Agreement. In consideration for the Company agreeing to its obligations under this Agreement, the Holders agree in connection with any underwritten registration of the Company’s securities (other than pursuant to a Registration Statement (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145 under the Act; or (C) on Form S-3 or any successor form with respect to securities registered in connection with dividend reinvestment plans and similar plans only) and provided that (A) all officers and directors of the Company and all other persons with registration rights enter into similar agreements, and (B) nothing contained herein shall prohibit any holder of Registrable Securities from transferring any Common Stock to a trust established for estate planning purposes so long as the trust executes a similar undertaking, that, upon the request of the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Common Stock (other than those included in the registration) without the prior written consent of such underwriters for up to 180 days after the effective date of such registration, provided, however, that such transfer restrictions shall not apply to any privately negotiated transaction that complies with applicable securities laws and to which the managing underwriters do not reasonably object.. Notwithstanding anything to the contrary set forth herein, the terms of this Section 6 may not be amended or modified, directly or indirectly, without the express written consent of each Holder of Registrable Securities detrimentally affected by such amendment or modification and any such amendment or modification made without such Holder’s consent shall not be applicable to that Holder.
     7. Rule 144 Reporting. With a view toward making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the sale of the Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:
          (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Act until the earlier of: (A) six months after such date as all of the Registrable Securities may be resold without any volume limitation or (B) such date as all of the Registrable Securities shall have been resold;
          (b) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Act and the Exchange Act; and
          (c) so long as any party hereto owns any Registrable Securities, furnish to such party forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such party may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.
     8. Transfer of Registration Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. This Agreement may not be assigned by any Holder (whether by operation of law or otherwise) without the prior written consent of the Company, provided, however, that any Holder may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the 1933 Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, an executed counterpart of which shall be furnished to the Company, its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person, provided that such Holder complies with all laws applicable thereto, provides written notice of assignment to the Company promptly after such assignment is effected, and such transfer complies with any transfer restrictions in the Purchase Agreement. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Holders of a majority of Registrable Securities, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Holders of a majority of the Registrable Securities, after notice duly given by the Company to each Holder.
     9. Black-Out Period. Notwithstanding anything to contrary herein, for not more than thirty (30) consecutive days or for a total of not more than 60 days in any 12-month period, the Company may delay, suspend the use of, or withdraw any Registration Statement or qualification of Registrable Securities if the Company in good faith determines that any such Registration Statement, or the use thereof, would materially and adversely affect any material corporate event or would otherwise require disclosure of nonpublic information which the Company determines, in its reasonable judgment, is not in the best interests of the Company at such time, or, in the Company’s discretion, if the Company determines that an event described in Section 4(h) has occurred (a “Black-Out Period”); provided, that the Company shall promptly (a) notify the Holders in writing of the existence of (but in no event, without the prior written consent of an Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding) a Black-Out Period, (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Black-Out Period and (c) use commercially reasonable efforts to terminate a Black-Out Period as promptly as practicable.
     10. Confidentiality. No Holder may use any confidential information received by it pursuant to this Agreement or the Purchase Agreement (including notices pursuant to Sections 4(h) or 9 hereof) in violation of the Securities Exchange Act of 1934 or other applicable state or federal securities law or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation hereof) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to the Company and it has been provided an opportunity to object to such disclosure, with the reasonable cooperation and assistance of such Holder. Each Holder at the Company’s expense agrees to comply with the Securities Act of 1933 and other applicable laws in connection with the offer or sale of any Registrable Securities. The obligations in this Section 10 shall survive the expiration or termination of this Agreement.
     11. General Indemnification.
          (a) In connection with any registration or qualification of the Registrable Securities under this Agreement, (i) the Company shall indemnify and hold harmless each of the Holders, including but not limited to each Person, if any, who controls a Holder within the meaning of Section 15 of the Act, against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) to which a Holder or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or Free Writing Prospectus furnished pursuant to this Agreement or insofar as the same arise out of or are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are ultimately determined to have arisen out of or were based upon or were caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to the Company by or on behalf of any Holder or any such control person for inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of a Black Out Period or of an event of the type specified in Section 4(h), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected, and (ii) each Holder, severally and not jointly, shall indemnify the Company, its affiliates, any person who signed any Registration Statement, and their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) insofar as the same are ultimately determined to have arisen out of or were based upon or were caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based upon written information furnished to the Company by or on behalf of such Holder or any such control person for the inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of a Black Out Period or of an event of the type specified in Section 4(h), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.
          (b) Notice of, and Procedures for, Collecting Indemnification. Promptly upon receipt by a party indemnified under this Agreement of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party under this Agreement unless such failure shall materially and adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In the event that either of the circumstances described in clauses (b) and (c) of the sentence immediately preceding shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of any such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld or delayed.
          (c) Contribution. If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) and (b) hereof, other than as expressly set forth above, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims or damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder(s) on the other hand from the offering of the Registrable Securities, and any other securities included in the Registration Statement which gave rise to such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holder(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holder(s) on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total net proceeds from the offering (before deducting expenses) received by the Holder(s), in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and the Holder(s) on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company or by the Holder(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     12. Notices. All notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Central Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (Central Time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications shall be as follows:
     If to the Company:
Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, Missouri 63103
Facsimile No.: (314) 641-0390
Attention: Peter A. Edison
     With a copy to:
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Facsimile No.: (314) 552-8295
Attention: J. Mark Klamer, Esq.
                    William L. Cole, Esq.
     If to a Holder:
          To the address, facsimile number or e-mail address set forth under the Holder’s name on the signature page hereto;
     or such other address, facsimile number or e-mail as may be designated in writing hereafter, in the same manner, by such Person.
     13. Amendment and Waiver. Subject to the last sentence of Section 15 and except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of a majority of the Registrable Securities.

     14. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.
     15. Binding on Successors and Assigns. Except as set forth in Section 8, no party may assign any of its rights or delegate any of its duties under this Agreement without the prior consent of the other party. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns in accordance with the terms hereof. Additional persons may join in this Agreement as Holders to the extent provided in the Purchase Agreement.
     16. Headings. The headings in the sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.
     17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
     18. Entire Agreement; Law Governing. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of New York, determined without reference to conflicts of law principles.
* * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BAKERS FOOTWEAR GROUP, INC.:

By:	/s/ Peter A. Edison

Name: Peter A. Edison
Title: Chairman and Chief Executive Officer

STEVEN MADDEN, LTD.:

By:	/s/ Arvind Dharia

Name: Arvind Dharia
Title: Chief Financial Officer

Address for Notice:

52-16 Barnett Avenue
Long Island City, New York 11104
Facsimile: 718-308-8201
Attn: Arvind Dharia
email: arvinddharia@stevemadden.com
[Signature page to the Registration Rights Agreement]